SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-k

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 31, 2004


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                      1-15274                     26-0037077
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
      of incorporation )                                     Identification No.)

6501 Legacy Drive
Plano, Texas                                                         75024-3698

(Address of principal executive offices)                             (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000

Item 2.         Acquisition or Disposition of Assets.

     J. C. Penney Company, Inc. (the "Company") and certain of its subsidiaries closed the sale of its Eckerd drugstore operations on July 31, 2004. The Company generated approximately $3.5 billion in net cash proceeds from the sale after taxes, fees and other related costs. As previously announced, The Jean Coutu Group (PJC) Inc. acquired Eckerd drugstores and support facilities located in thirteen Northeast and mid-Atlantic states, as well as the Eckerd Home Office in Florida. CVS Corporation acquired Eckerd drugstores and support facilities located in the remaining southern states, principally Florida and Texas, as well as Eckerd's pharmacy benefits management and mail order businesses. See the news release dated August 1, 2004, attached as Exhibit 99.1.


Item 5.         Other Events and Regulation FD Disclosure.

     Capital Structure Repositioning
     -------------------------------

     On August 2, 2004 the Company announced that it intends to use the approximately $3.5 billion in net cash proceeds from the sale of the Eckerd drugstore operations and $1.1 billion of existing cash balances to implement a major repositioning of its capital structure. This will consist of:

     o Up to $3.0 billion for common stock repurchases, including up to $650 million contingent upon the conversion of the Company's 5% Convertible Subordinated Notes Due 2008;

     o    $2.3 billion for the reduction of outstanding debt; and

     o $3.4 billion elimination of the present value of Eckerd lease obligations.

     Preferred Stock Redemption
     ---------------------------

     The Company has called for redemption on August 25, 2004 all of its outstanding shares of Series B ESOP Convertible Preferred Stock, which are entirely held by the Company's Savings, Profit-Sharing and Stock Ownership Plan, a 401(k) savings plan.

     See the news release dated August 2, 2004, attached as Exhibit 99.2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          J. C. PENNEY COMPANY,INC.

                                          By: /s/ Charles R. Lotter
                                          ----------------------------
                                          Charles R. Lotter
                                          Executive Vice President, Secretary
                                          and General Counsel



Date:  August 3, 2004


                                  EXHIBIT INDEX


Exhibit Number                      Description

99.1                                J. C. Penney Company, Inc. News Release
                                    issued August 1, 2004



Exhibit Number                      Description

99.2                                J. C. Penney Company, Inc. New Release
                                    issued August 2, 2004